Exhibit 99.01

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and BIGLARI HOLDINGS INC. 17802 IH 10 WEST follow the instructions to obtain your records and to create an electronic voting instruction form. SUITE 400 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS SAN ANTONIO, TX 78257 If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒ E43113-Z72205 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. BIGLARI HOLDINGS INC. THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR PROPOSALS 1, 2 AND 3: For Against Abstain 1. To approve the Amended and Restated Agreement and Plan of Merger, dated as of March 5, 2018, by and among Biglari Holdings Inc., NBHSA Inc. and BH Merger Company. 2. To approve the authorized capital of NBHSA Inc., which is 11,500,000 shares, consisting of 500,000 shares of Class A common stock, 10,000,000 shares of Class B common stock, and 1,000,000 shares of preferred stock. 3. To approve NBHSA Inc. being subject to Chapter 42 of the Indiana Business Corporation Law, which relates to “control share acquisitions”. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date V.1.1

BIGLARI HOLDINGS INC. The Special Meeting of the Shareholders of Biglari Holdings Inc. will be held at The St. Regis Hotel, Two East 55th Street at Fifth Avenue, New York, New York 10022, on April 26, 2018 immediately following the adjournment of the Corporation’s Annual Meeting of Shareholders occurring on the same date and place at 1:00 p.m., Eastern Daylight Time, or at any adjournment or postponement thereof. If you are a shareholder of record and if you plan to attend the meeting, you must present a valid picture identification to be admitted to the meeting. If you are a beneficial shareholder (i.e., shares held through a brokerage account) and plan to attend the meeting, you must present valid picture identification and show a valid proof of ownership of shares by presenting any of the following: (1) a copy of a brokerage statement, (2) a legal proxy, (3) a letter from the broker confirming ownership of shares, or (4) an admission ticket which can be obtained by registering in advance of the meeting at www.proxyvote.com/register. Shareholders may bring up to two guests; however, each guest must be registered by the shareholder at www.proxyvote.com/register as well as present valid picture identification along with the admission ticket. Seating will begin at 12:00 p.m. Cameras, recording devices, and other electronic devices will not be permitted at the meeting. Important Notice Regarding the Availability of Proxy Materials for the Special Meeting To Be Held on April 26, 2018: The Special Meeting Proxy Statement is available at www.biglariholdings.com/specialmeeting and www.proxyvote.com E23247-P90317 SPECIAL MEETING OF SHAREHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY The undersigned appoints Sardar Biglari and Philip L. Cooley, and each of them, the proxies of the undersigned with full power of substitution, to vote all shares of common stock of Biglari Holdings Inc. (the “Corporation”), which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Corporation (the “Special Meeting”) to be held at The St. Regis Hotel, Two East 55th Street at Fifth Avenue, New York, New York 10022, on April 26, 2018, immediately following the adjournment of the Corporation’s Annual Meeting of Shareholders occurring on the same date and place at 1:00 p.m., Eastern Daylight Time, or at any adjournment or postponement thereof, as indicated on the reverse side on Proposals 1, 2 and 3 and as said proxies may determine in the exercise of their best judgment on any other matters which may properly come before the meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. Your vote is important. If you do not expect to attend the Special Meeting or if you plan to attend but wish to vote by proxy, please sign, date and mail this proxy. A return envelope is provided for this purpose. Continued and to be signed on reverse side V.1.1